O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                         950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                     -----
                                  617-890-6600           FACSIMILE: 617-890-9261



                                                              July 12, 1996
Board of Directors
BPI Packaging Technologies, Inc.
455 Somerset Avenue
Dighton, Massachusetts  02764

                      Re: BPI Packaging Technologies, Inc.
                         ---------------------------------

Ladies and Gentlemen:

         This firm has represented BPI Packaging Technologies, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement described below.

         In our capacity as corporate counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Registration Statement on Form S-3 covering: (i) 421,500 shares of Common Stock issued to investors in the Corporation's 1996 private placement; and (ii) 200,000 shares of Common Stock issuable upon exercise of warrants (the "Warrants") issued pursuant to the terms of consulting agreements dated May 28, 1996.

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of State of Delaware.

         2. The 421,500 shares of Common Stock have been duly authorized and are legally issued, fully paid and non-assessable.

         3. The 200,000 shares of Common Stock underlying the Warrants will be when issued and paid for in accordance with the terms of the Warrants legally issued, fully paid and non-assessable.




Board of Directors
Re:  BPI Packaging Technologies, Inc.
     --------------------------------
July 12, 1996
Page 2


         This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon any other person or party without prior notification to, and the consent of, this firm. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                                 Very truly yours,

                                                 O'CONNOR, BROUDE & ARONSON



                                                 By: /s/ Neil H. Aronson
                                                    ----------------------------
                                                    Neil H. Aronson

NHA:MJH:anr

c:       Dennis N. Caulfield, President